Exhibit 3.194

906087 FILED
In the office of the Secretary of State
of the State of California
DEC 26 1978
MARCH FONG EU, Secretary of State

By	Gloria J [ILLEGIBLE] Deputy
ARTICLES OF INCORPORATION
OF
RSS MANAGEMENT CORPORATION
I
     The name of the corporation is RSS MANAGEMENT CORPORATION.
II
     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.
III
     The name and address in the State of California of this corporation’s initial agent for service of process is:

   Richard Granzella, 205-41st Street, Richmond, California 94805.
IV
     This corporation is authorized to issue only one class of shares of stock. The total number of shares which this corporation is authorized to issue is ten thousand (10,000).
     Dated: December 22, 1978.

/s/ Richard Granzella
RICHARD GRANZELLA

     I hereby declare that I am the person who executed the above Articles of Incorporation, and such instrument is my act and deed.

/s/ Richard Granzella
RICHARD GRANZELLA

ENDORSED
FILED
In the office of the Secretary of State
of the State of California
NOV 13 1990
MARCH FONG EU, Secretary of State
CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION
OF RSS MANAGEMENT CORPORATION
     RICHARD GRANZELLA and PINA BARBIERI certify that:
     1. They are the President and Secretary, respectively, of RSS Management Corporation, a California corporation.
     2. The Board of Directors of RSS Management Corporation has approved the following amendment of the Articles of Incorporation of said corporation:
     Article I is amended to read as follows:
“The name of the corporation is BAY ENVIRONMENTAL MANAGEMENT, INC.”
     3. The amendment has been approved by the required vote of the shareholders in accordance with Section 902 of the California Corporations Code. The corporation has only one class of shares. Each outstanding share is entitled to one vote. The corporation has 900 shares outstanding, and hence, the total number of shares entitled to vote with respect to the amended was 900. The number of shares voting in favor of the amendment exceeded the vote required, in that the affirmative vote of a majority, that is, more than 50% of the outstanding shares was required for approval of the amendment and the amendment was approved by the affirmative vote of 900 shares, or 100 percent of the outstanding voting shares.

/s/ Richard Granzella RICHARD GRANZELLA, President	/s/ Pina Barbieri PINA BARBIERI, Secretary

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